Exhibit 10.19.2

                        AMENDMENT #2 TO DEALER AGREEMENT
                         TERM AND TERRITORY OF AGREEMENT

     THIS AMENDMENT #2 (herein "Amendment") to the Dealer Agreement ("Agreement") is made this ___ day of July, 2005 with an effective date of July 1, 2005 ("Effective Date") by and among Conn Appliances, Inc., a Texas corporation ("Conn"), CAI, L.P., a Texas limited partnership ("CAILP"), having their principal places of business at 3295 College Street, Beaumont, Texas 77701 (except where otherwise noted, Conn and CAILP collectively herein referred to as "Dealer"), Federal Warranty Service Corporation, an Illinois corporation having its principal place of business at 260 Interstate North Circle, SE, Atlanta, GA 30339 ("Federal"), and Voyager Service Programs, Inc., a Florida corporation having its principal place of business at 11222 Quail Roost Drive, Miami, Florida 33157 ("Voyager").

WHEREAS, Dealer and Voyager entered into a "Dealer Agreement" stated as effective January 1, 1998 (the "Agreement") concerning the sale by Dealer of Service Contracts covering certain specified merchandise sold by Dealer, under which Service Contracts Voyager was the obligor, and which Service Contracts were administered by Dealer; and

WHEREAS, "Amendment #1" to the Agreement substituted Federal in place of Voyager as a party to the Agreement, for purposes of prospective business under the Agreement, and CAILP in place of Conn for purposes of the Agreement, amended Exhibit A and added Exhibit E; and

WHEREAS, The parties desire to provide for additional amendments to the Agreement.


NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and in the Agreement, the parties do hereby agree as follows:

1. Paragraph 6 Term of the Agreement is hereby deleted in its entirety and replaced with the following:

     "6. Term. The term of this Agreement shall be four (4) years commencing on July 1, 2005 unless terminated as provided in Paragraph 7. Notwithstanding the foregoing and in the absence of any other mutual agreement by the parties, this Agreement shall be extended automatically for two (2) years or such other period as agreed by the parties if, at the end of the term, the Experience Refund, as described in Section 5.5 and calculated in accordance with Exhibit D, is not projected to be a positive or zero amount over the remaining term of all unexpired Service Contracts then in-force. An automatic extension required by this Paragraph 6 shall end upon restoration of a positive or zero projected Experience Refund over the remaining term of all unexpired Service Contracts then in-force. Any such automatic extension shall not affect the parties' rights to terminate for cause as set forth in Paragraph 7. Notwithstanding the foregoing, in lieu of or to reduce the duration of any automatic extension required by this part, Dealer shall be afforded the opportunity to cure any projected negative amounts by methods other than by the automatic extension of the term.."

2. Paragraph 7.1 Termination Without Cause of the Agreement is hereby deleted in its entirety, and the remaining portions of Paragraph 7, and any references to Paragraph 7 within the Agreement shall be renumbered accordingly.

3. Paragraph 7.1 Termination With Cause by Federal of the Agreement, as renumbered by Paragraph 2 of this Amendment, is hereby deleted in its entirety and replaced with the following:

     "7.1. Termination With Cause by Federal. Subject to the cure provisions contained herein, Federal may immediately terminate this agreement by written notice to Dealer in the event of (a) Dealer's violation of any applicable law relating to the offer, sale, or administration of the Service Contracts and such violation continues for fifteen (15) days after Dealer has received notice of the violation; (b) material breach of this Agreement by Dealer, which material breach continues for thirty (30) days after Dealer has received notice of the breach; (c) gross neglect of duty, fraud, misappropriation, or embezzlement by Dealer or its affiliates of funds owed to Federal or any of its affiliates under this Agreement or any other agreement with Dealer or any of its affiliates; (d) Dealer or its affiliates becoming the subject of any order or injunction of any court or


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     governmental body relating to the offer, sale or administration of the
     Service Contracts and such order or injunction is not dismissed within thirty (30) days; (e) Dealer's voluntary bankruptcy, insolvency or assignment for the benefit of creditors. For purposes of this Paragraph, an "affiliate" of a party shall mean any subsidiary, parent or successor corporation or partnership of the party."

4. Paragraph 7.2 Termination With Cause by Dealer of the Agreement, as renumbered by Paragraph 2 of this Amendment, is hereby deleted in its entirety and replaced with the following:

     "7.2. Termination With Cause by Dealer. Subject to the cure provisions contained herein, Dealer may immediately terminate this agreement by written notice to Federal in the event of (a) Federal's violation of any applicable law relating to the offer, sale, or administration of the Service Contracts and such violation continues for fifteen (15) days after Federal has received notice of the violation; (b) material breach of this Agreement by Federal, which material breach continues for thirty (30) days after Federal has received notice of the breach; (c) gross neglect of duty, fraud, misappropriation, or embezzlement by Federal or its affiliates of funds owed to Dealer or any of its affiliates under this Agreement or any other agreement with Federal or any of its affiliates; (d) Federal or its affiliates becoming the subject of any order or injunction of any court or governmental body relating to the offer, sale or administration of the Service Contracts and such order or injunction is not dismissed within thirty (30) days; (e) Federal's voluntary bankruptcy, insolvency or assignment for the benefit of creditors. For purposes of this Paragraph, an "affiliate" of a party shall mean any subsidiary, parent or successor corporation or partnership of the party."

5. Paragraph 7.3 Right to Cure of the Agreement, as renumbered by Paragraph 2 of this Amendment, is hereby amended to replace the reference to "Paragraph 7.2(c) and Paragraph 7.3(b)" to "Paragraphs 7.1(c) or 7.2(c)."

6.   A new Paragraph 7.4 is hereby added to the Agreement, to read as follows:

     "7.4. Termination of Repair Center Agreement by Federal. In the event Federal terminates the Repair Center Agreement under which Dealer acts as a repair center for Service Contract claims, the parties agree that such termination shall constitute and have the same effect as a Termination With Cause by Federal pursuant to Paragraph 7.1 of this Agreement."

7. Wherever in the Agreement the applicable territory is described as "the States of Louisiana and Texas," such reference is hereby replaced with the term "the Territory States." The attached Amendment #2 Exhibit A shall define the Territory States, which may be amended from time to time by written agreement of the parties.

IN WITNESS HEREOF, the parties have signed this Amendment effective as of the date first above written.

Voyager Service Programs, Inc.             Conn Appliances, Inc.

By:   /s/ Joe Erderman                     By: /s/ David Atnip 7/21/05
   --------------------------------           ----------------------------------

Title:    Vice President                   Title:  Treasurer
      -----------------------------              -------------------------------

Federal Warranty Service Corporation                  CAI, L.P.

By:  /s/ Joe Erderman                      By: /s/ David Atnip 7/21/05
   --------------------------------           ----------------------------------

Title:   Vice President                    Title:  Treasurer
      -----------------------------              -------------------------------


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                             AMENDMENT #2 EXHIBIT A
                                TERRITORY STATES


Louisiana and Texas


* Territory states may be amended by written agreement of the parties without the need for a subsequent amendment to the Agreement.


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